EXHIBIT 4(c)(i)


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                            MDU RESOURCES GROUP, INC.

                     (FORMERLY MONTANA-DAKOTA UTILITIES CO.)

                                       TO

                              THE BANK OF NEW YORK

                         (FORMERLY IRVING TRUST COMPANY)

                                       AND

                              DOUGLAS J. MACINNES,

                                                  TRUSTEES

                               ------------------

                                  (FORTY-NINTH)

                             SUPPLEMENTAL INDENTURE

                               ------------------

                            DATED AS OF JULY 1, 2000

                               ------------------

                SUPPLEMENTAL TO INDENTURE OF MORTGAGE DATED AS OF
       MAY 1, 1939, AND PROVIDING FOR SUCCESSION BY MERGER AND CONFIRMING
            THE LIEN OF THE INDENTURE OF MORTGAGE ON CERTAIN PROPERTY


================================================================================

          THIS SUPPLEMENTAL INDENTURE, dated as of the 1st day of July, 2000, made by and between MDU RESOURCES GROUP, INC., (formerly Montana-Dakota Utilities Co.) a corporation organized and existing under the laws of the State of Delaware, the post-office address of which is Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650 (hereinafter sometimes called the "Company", but prior to the Merger (as defined below) sometimes called the "Predecessor Corporation"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation organized and existing under the laws of the State of New York, and having its principal corporate trust office (sometimes hereinafter called the "principal office of the Corporate Trustee") at, and the post-office address of which is, 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MacINNES, whose post-office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (hereinafter sometimes called the "Individual Trustee"), the Corporate Trustee and the Individual Trustee being hereinafter sometimes collectively called the "Trustees", parties of the second part,

                                   WITNESSETH:

          WHEREAS, the Predecessor Corporation has heretofore executed and delivered to THE NEW YORK TRUST COMPANY and A.C. DOWNING, as Trustees, its Indenture of Mortgage dated as of May 1, 1939 (which Indenture is hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued under the Original Indenture; and, in accordance with the terms of the Original Indenture, the following supplemental indentures:

          Designation of
          Supplemental Indenture                          Dated as of
          ----------------------                          -----------

          (First).....................................    May 1, 1940
          (Second)....................................    August 1, 1940
          (Third).....................................    January 1, 1941
          (Fourth)....................................    May 1, 1942
          (Fifth).....................................    June 1, 1942
          (Sixth).....................................    April 1, 1945
          (Seventh)...................................    September 1, 1945
          (Eighth)....................................    October 1, 1947
          (Ninth).....................................    October 2, 1947
          (Tenth).....................................    November 1, 1947
          (Eleventh)..................................    August 1, 1948
          (Twelfth)...................................    December 1, 1948
          (Thirteenth)................................    March 26, 1951
          (Fourteenth)................................    April 1, 1951
          (Fifteenth).................................    June 1, 1951
          (Sixteenth).................................    June 2, 1951
          (Seventeenth)...............................    June 1, 1954
          (Eighteenth)................................    September 1, 1954
          (Nineteenth)................................    November 1, 1958
          (Twentieth).................................    December 1, 1958
          (Twenty-First)..............................    September 1, 1962
          (Twenty-Second).............................    December 1, 1962
          (Twenty-Third)..............................    May 1, 1964


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                                       2


          Designation of
          Supplemental Indenture                          Dated as of
          ----------------------                          -----------

          (Twenty-Fourth).............................    July 1, 1964
          (Twenty-Fifth)..............................    March 1, 1966
          (Twenty-Sixth)..............................    June 1, 1966
          (Twenty-Seventh)............................    September 1, 1968
          (Twenty-Eighth).............................    November 1, 1968
          (Twenty-Ninth)..............................    August 1, 1970
          (Thirtieth).................................    October 1, 1970
          (Thirty-First)..............................    August 1, 1972
          (Thirty-Second).............................    October 15, 1972
          (Thirty-Third)..............................    August 1, 1974
          (Thirty-Fourth).............................    October 15, 1974
          (Thirty-Fifth)..............................    October 1, 1976
          (Thirty-Sixth)..............................    August 10, 1977
          (Thirty-Seventh)............................    September 15, 1978
          (Thirty-Eight)..............................    May 15, 1979
          (Thirty-Ninth)..............................    December 1, 1982
          (Fortieth)..................................    September 5, 1985
          (Forty-First)...............................    November 15, 1985
          (Forty-Second)..............................    November 15, 1986
          (Forty-Third)...............................    May 15, 1991
          (Forty-Fourth)..............................    October 1, 1991
          (Forty-Fifth)...............................    April 21, 1992
          (Forty-Sixth)...............................    June 1, 1992
          (Forty-Seventh).............................    June 1, 1992
          (Forty-Eighth)..............................    June 1, 1992


which are supplemental to the Original Indenture (the Original Indenture, as supplemented, is sometimes called the "Indenture"), have heretofore been entered into between the Predecessor Corporation and The New York Trust Company, or one of its successors as Corporate Trustee, Chemical Bank New York Trust Company, Chemical Bank, Irving Trust Company or The Bank of New York, and A.C. Downing or one of his successors as Individual Trustee, Henry J. Gertcher, Jr., John H. Baile, K. Mehl, D.W. May, J.A. Vaughan or W.T. Cunningham; and

          WHEREAS, the following series of Bonds, heretofore issued under and in accordance with the terms of the Indenture, are outstanding under the Indenture at the date hereof as follows:

                                                                PRINCIPAL AMOUNT
                                     SERIES                        OUTSTANDING
                                     ------                     --------------

                   Secured Medium Term Notes, Series A.......      $ 110,000,000
     6.65%         Mercer County Pollution Control

                   Series Due June 1, 2022...................      $  15,000,000
     6.65%         Richland County Pollution Control
                   Series Due June 1, 2022...................      $   3,250,000
     6.65%         Morton County Pollution Control
                   Series Due June 1, 2022...................      $   2,600,000

; and

          WHEREAS, said The New York Trust Company on September 8, 1959 merged into Chemical Corn Exchange Bank, the name of which became Chemical Bank New York Trust Company at the time of said merger; and pursuant to Section 8 of
Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, Chemical Bank New York Trust Company became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said Chemical Bank New York Trust Company on February 17, 1969 merged into Chemical Bank, the name of which became Chemical Bank at the time of said merger; and pursuant to Section 8 of Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, Chemical Bank became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said Chemical Bank resigned as Corporate Trustee, pursuant to
Section 6 of Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, and said Irving Trust Company was appointed as Corporate Trustee and by an instrument in writing, on March 9, 1977, succeeded to said Chemical Bank; and pursuant to said Section 6 Irving Trust Company became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said The Bank of New York on October 6, 1989 merged into Irving Trust Company, the name of which became The Bank of New York at the time of said merger; and

          WHEREAS, the Predecessor Corporation and the Corporate Trustee have executed an instrument in writing dated as of September 19, 1988, pursuant to
Section 6 of Article XIII of the Original Indenture, as amended by the (Third) Supplemental Indenture, appointing W.T. Cunningham as successor Individual Trustee; and

          WHEREAS, Part II of the (Forty-Fifth) Supplemental Indenture contains a Restatement of the Original Indenture, as supplemented to April 21, 1992 (hereinafter sometimes called the "Restated Indenture"); and

          WHEREAS, the Predecessor Corporation and the Corporate Trustee have executed an instrument in writing dated as of April 30, 1999, pursuant to
Section 13.06 of the Restated Indenture, appointing Douglas J. MacInnes as successor Individual Trustee; and

          WHEREAS, the Predecessor Corporation has acquired the additional properties herein described; and

          WHEREAS, Article XIV of the Restated Indenture provides that the Company, when authorized by resolution of its Board of Directors, and the Trustees, subject to conditions and restrictions contained in the Indenture, may enter into indentures supplemental to the Indenture, which thereafter shall form a part thereof, to cure any ambiguity or to cure, correct or supplement any defect or inconsistent provision contained in the Indenture or in any supplemental indenture or to make such provisions in regard to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture; and

          WHEREAS the Predecessor Corporation has entered into an Agreement and Plan of Reorganization and Merger dated as of January 18, 2000, and, pursuant to such agreement, as of July 1, 2000, Great Plains Energy Corp. and Great Plains Natural Gas Co. were merged with and into the Predecessor Corporation (herein sometimes called the Merger) whereby the Company is the surviving corporation upon such terms as fully to preserve and in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustees or the bondholders thereunder, all subject to the limitations permitted by Article XII of the Restated Indenture and set forth herein; and

          WHEREAS, Article XII of the Restated Indenture provides upon such Merger, for the execution by the successor corporation of an indenture whereby the successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture, in accordance with the provisions of said bonds and coupons and the Indenture and shall agree to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Predecessor Corporation; and

          WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors, has authorized the execution of this Supplemental Indenture to provide, among other things, for the assumption of the Indenture by the Company as hereinafter set forth; and

          WHEREAS, all things necessary to make this (Forty-Ninth) Supplemental Indenture a valid and legally binding instrument for the purposes and objects herein expressed in accordance with the terms, covenants, agreements and conditions herein set forth, have been duly done and performed and the execution and delivery of this (Forty-Ninth) Supplemental Indenture have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH;

          That, in consideration of the premises and of the mutual covenants contained herein and in said Indenture and of the acceptance of this trust by the Trustees and of the sum of One Dollar ($1.00) duly paid by the Company to the Trustees at the time of the execution of this Supplemental Indenture, and of other valuable considerations, receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure equally and ratably (subject to the provisions of Section 6.02 of the Restated Indenture) the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under said Indenture according to their tenor and effect, and to further secure the performance and observance of all the covenants and conditions contained in said Restated Indenture and indentures supplemental thereto, the Company, MDU RESOURCES GROUP, INC., has executed and delivered this Supplemental Indenture and has Granted, Bargained, Sold, Conveyed, Aliened, Remised, Released, Assigned, Transferred, Warranted, Mortgaged, Pledged, Set Over and Confirmed, and Does Hereby Grant, Bargain, Sell, Convey, Alien, Remise, Release, Assign, Transfer, Warrant, Mortgage, Pledge, Set Over and Confirm unto THE BANK OF NEW YORK and DOUGLAS MacINNES, as Trustees, and their successor or successors in the trust created by said Original Indenture, subject to the terms and conditions of the Indenture:

          (a) all property, real and personal, of the kind and nature that are described in the Original Indenture, as supplemented, acquired by the Company from the Predecessor Corporation in the Merger (including the property described in Exhibit A hereto) and improvements, extensions and additions thereto and renewals and replacements thereof,

          (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and


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                                       5


          (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company

               (1) to maintain, renew and preserve the franchises covered by the Indenture, or

               (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or

               (3) in rebuilding or renewal of property subject to the lien of the Indenture damaged or destroyed, or

               (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the lien of the Indenture which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Indenture.

          Expressly excepting and excluding, however, from this Supplemental Indenture and from the lien and operation hereof:

          (a) All bills, notes and accounts receivable, whether now owned or hereafter acquired or possessed by the Company (other than bills, notes and accounts receivable, now or hereafter existing, hereafter expressly mortgaged or pledged hereunder or covenanted so to be), cash on hand or in bank and all policies of insurance on lives of officers of the Company and all contracts, whether now owned or hereafter acquired or possessed by the Company (other than cash hereafter owned or contracts, now or hereafter existing, hereafter expressly mortgaged or pledged hereunder or covenanted so to be);

          (b) All shares of stock and other certificates or evidences of interest therein, and all bonds, notes or other evidences or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company and not hereafter expressly mortgaged or pledged hereunder or covenanted so to be and all motor cars, automobiles, auto trucks (including line trucks), tank wagons, tractors, bulldozers and other automotive equipment, all ships, boats and barges, all railroad cars and all aircraft;

          (c) All merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

          (d) All electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business;

          (e) All property that has been released from the lien of the Indenture, pursuant to the terms thereof;

          TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns, forever;

          SUBJECT HOWEVER, to the exceptions and reservations and matters hereinbefore recited and in the Indenture, subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes, over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company now owns or may hereafter acquire any property subject to the lien of the Indenture and to any prior liens existing on properties hereafter acquired, to the extent permitted by the terms of the Indenture, to undetermined liens and charges, if any, incidental to construction, the lien of taxes for the then current year, the lien of taxes and assessments not at the time due, and other existing permitted liens as defined in Article I of the Restated Indenture.

          IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture.

          AND THIS INDENTURE FURTHER WITNESSETH:

          That in order to provide for the succession by merger under the Indenture, the Company, MDU RESOURCES GROUP, INC., does hereby covenant and agree to and with THE BANK OF NEW YORK and DOUGLAS MacINNES, as Trustees under the Indenture, as supplemented, and their successor or successors in trust under the Indenture, as supplemented, as follows:

                                   ARTICLE I

          PROVISIONS RELATING TO ARTICLE XII OF THE RESTATED INDENTURE

          SECTION 1. The Company does hereby expressly assume and agree to pay, duly and punctually, the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and coupons and the Indenture and agrees to perform and fulfill all covenants and conditions of the Indenture to be kept or performed by the Predecessor Corporation. It is hereby declared that, in accordance with the provisions of Section 12.03 of the Restated Indenture, the Indenture, including this (Forty-Ninth) Supplemental Indenture, shall not become or be a lien upon any of the properties or franchises now owned or hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those properties and franchises subject to the lien of the Indenture acquired by the Company from the Predecessor Corporation, and improvements, extensions and additions thereto and renewals and replacements thereof; (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquires, made or constructed by the Company
(1) to maintain, renew and preserve the franchises covered by the Indenture, or
(2) to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or
(3) in rebuilding or renewal of property subject to the lien of the Indenture damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, subject to the Lien hereof which shall have become old, inadequate, obsolete, wornout, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Indenture.

          The Indenture, including this (Forty-Ninth) Supplemental Indenture, by reason of the after acquired property clauses or similar provisions contained in the Indenture shall not extend, after the Merger, to any of the properties or franchises owned by the Great Plains Energy Corp. and Great Plains Natural Gas Co. immediately prior to the Merger unless the Company hereafter expressly mortgages or pledges such properties or franchises under the Indenture.

          The lien of the Indenture shall not extend to any properties or franchises, now owned or hereafter acquired, of the type or nature excepted from the lien of the Indenture unless the Company hereinafter expressly mortgages or pledges such properties or franchises under the Indenture.

          The lien of the Indenture shall not extend to any property or franchises heretofore or hereafter released from the lien of the Indenture pursuant to the provisions of the Indenture unless the Company hereafter expressly mortgages or pledges such property or franchises under the Indenture.

                                   ARTICLE II

                                   CORRECTIONS

          SECTION 2.01 The words "to the Company" in clause (1) of paragraph (b) of Section 7.04 shall be deleted.

          SECTION 2.02 The word "commencing" in clause (1) of paragraph (b) of
Section 8.01 shall be deleted.

          SECTION 2.03 On page 83 of the Restated Indenture, the section immediately following Section 8.03 shall be renumbered from 8.05 to 8.04; and the next Section shall be renumbered from 8.06 to 8.05.

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.01 The Trustees accept the trusts created by the Original Indenture, as supplemented, including this Supplemental Indenture, and agree to perform the same upon the terms and conditions in the Indenture including those in this Supplemental Indenture set forth, and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Restated Indenture, shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

          SECTION 3.02 This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Corporate Trustee have caused this Supplemental Indenture to be executed by their proper officers thereunto duly authorized and their respective corporate seals to be hereto duly affixed, and the Individual Trustee has hereunto set his hand and seal, all as of the day and year first above written.

                                        MDU RESOURCES GROUP, INC.

                                        By /s/ Warren L. Robinson
                                          -------------------------------------
                                          Executive Vice President, Treasurer
                                          and Chief Financial Officer


                                        And /s/ Douglas A. Mahowald
                                           ------------------------------------
                                           Assistant Treasurer and Assistant
                                           Secretary




Executed by MDU Resources

Group, Inc., in the presence of:

/s/ Cynthia J. Norland
-----------------------------

/s/ Bruce J. Gallagher
-----------------------------

                                        The Bank of New York, As Corporate
                                        Trustee,


                                        By /s/ MaryBeth Lewicki
                                          -------------------------------------
                                                  Vice President


                                        And /s/ Patrick O'Leary
                                           ------------------------------------
                                                Assistant Treasurer


Executed by The Bank of New York,
as Corporate Trustee, in the presence
of:

/s/ [illegible]
--------------------------------

/s/ [illegible] Thomas
--------------------------------


                                                Douglas J. MacInnes,

                                          /s/ Douglas J. MacInnes
                                          -------------------------------------
                                                As Individual Trustee

Executed by Douglas J. MacInnes, as
Individual Trustee, in the presence of:

/s/ [illegible]
-------------------------------

/s/ [illegible] Thomas
-------------------------------

STATE OF NORTH DAKOTA    )

                         )    SS.:

COUNTY OF BURLEIGH       )


          On this 10th day of July, 2000 , before me, a Notary Public within and for said County, personally appeared WARREN L. ROBINSON and DOUGLASS A MAHOWALD, to me personally known to be respectively an Executive Vice President and an Assistant Secretary of MDU RESOURCES GROUP, INC. the corporation which executed the within instrument, and who, being each by me duly sworn, did say that they reside respectively at [Address] and [Address]; that they are respectively an [Executive Vice President] and an [Assistant Secretary] of MDU RESOURCES GROUP, INC., the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said WARREN L. ROBINSON and DOUGLASS A MAHOWALD acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.


                                        /s/ Dorothy Vedvick
                                        -------------------------------------
                                                    Dorothy Vedvick
                                           Notary Public, State of North Dakota
                                           Commission Expires: April 25, 2006

STATE OF NEW YORK        )

                         )  SS.:

COUNTY OF NEW YORK       )


          On this 24th day of July, 2000, before me, a Notary Public within and for said County, personally appeared MARYBETH A. LEWICKI and PATRICK O'LEARY to me personally known to be respectively a Vice President and an [Assistant Treasurer] of THE BANK OF NEW YORK, the corporation which executed the within instrument, and, who, being each by me duly sworn, did say that they reside respectively at 16 Cedar Avenue, Staten Island, New York and in Yardley, Pennsylvania 19067, that they are respectively a Vice President and an Assistant Treasurer of THE BANK OF NEW YORK, the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said MARYBETH A. LEWICKI and PATRICK O'LEARY acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.


                                        /s/ William J. Cassels
                                        --------------------------------------
                                                    (Notary Public)
                                                       (Stamp)

STATE OF NEW YORK        )

                         )  SS.:

COUNTY OF NEW YORK       )


          MARYBETH A. LEWICKI and PATRICK O'LEARY, being duly sworn, on oath say that they are respectively a Vice President and an Assistant Treasurer of THE BANK OF NEW YORK, the Corporate Trustee named in the foregoing Supplemental Indenture; that each of them has knowledge of the facts in relation to the making and execution of said Supplemental Indenture, and that said Supplemental Indenture is made in good faith to secure the amounts therein named and without any design to hinder, delay or defraud creditors.


                                        /s/ Marybeth A. Lewicki
                                        --------------------------------------
                                               MARYBETH A. LEWICKI

                                        /s/ Patrick O'Leary
                                        --------------------------------------
                                                 PATRICK O'LEARY


Subscribed and sworn to before me
this 24th day of July, 2000.


/s/ William J. Cassels
--------------------------------------
           (Notary Public)
              (Stamp)

STATE OF NEW YORK        )

                         )    SS.:

COUNTY OF NEW YORK       )


          On this 24th day of July, 2000, before me, a Notary Public within and for said County, personally appeared Douglas J. MacInnes, to me known to be the Individual Trustee described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


                                        /s/ William J. Cassels
                                        --------------------------------------
                                                  (Notary Public)
                                                      (Stamp)

STATE OF NEW YORK        )

                         )    SS.:

COUNTY OF NEW YORK       )


          Douglas J. MacInnes, being duly sworn, on oath says that he is the Individual Trustee named in the foregoing Supplemental Indenture; that he has knowledge of the facts in relation to the making and execution of said Supplemental Indenture, and that said Supplemental Indenture is made in good faith to secure the amounts therein named and without any design to hinder, delay or defraud creditors.


                                        /s/ Douglas MacInnes
                                        --------------------------------------
                                                  Douglas MacInnes


Subscribed and sworn to before me
this 24th day of July, 2000

/s/ William J. Cassels
--------------------------------------
            (Notary Public)
                (Stamp)


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                                       15


                               MORTGAGOR'S RECEIPT

          The undersigned mortgagor company, MDU RESOURCES GROUP, INC., acknowledges that it has received from the Trustees named in the foregoing and attached Supplemental Indenture, without cost to the mortgagor and at the time of the execution of said Supplemental Indenture, a correct copy of the original thereof signed by the mortgagor and with all witnesses and acknowledgments shown thereon.

     Dated: July 24, 2000


                                        MDU RESOURCES GROUP, INC.


                                        By /s/ Douglas W. Schulz
                                          --------------------------------------
                                          DOUGLAS W. SCHULZ
                                          Its Assistant Secretary

                                   EXHIBIT "A"

                        Specific Description of Property

                                   Real Estate

          The following described tracts or parcels of land located in the respective counties in the States of Montana, North Dakota, South Dakota and Wyoming, hereinafter specified, and described, according to the government survey or the respective plats thereof on file and of record in the offices of the Registers of Deed and County Recorders in the respective counties in which said tracts of parcels of land are located, as follows:

DAWSON COUNTY, MONTANA

     ITEM 49101.  GLENDIVE SERVICE CENTER.

A tract of land lying in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) and the Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Twenty-Four (24) in Township Sixteen (16) North, Range Fifty-Five (55) East of the Principal Meridian of Montana, in Dawson County, Montana more particularly described as follows:

Commencing at the northwest corner of Lot1A Tract 1 of Sunrise Subdivision; thence N89(0)54'W and across Merrill Avenue for 60.0 feet to the TRUE POINT OF BEGINNING; thence S0(0)06'W and along the west line of Merrill Avenue for 1220.2 feet; thence leaving Merrill Avenue and N89(0)54'W for 340.2 feet; thence N0(0)06'E for 1220.2 feet; thence S89(0) 54'E for 340.2 feet and back to the west line of Merrill Avenue and the true point of beginning. According to C.O.S. #702. Said tract of land contains 9.53 acres and is subject to the waterline easement as shown on the plat and the access road as shown on the plat.

                                      LESS
                                      ----

A tract of land lying within Certificate of Survey Number 702 in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) and the Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Twenty-four (24), Township Sixteen
(16) North, Range Fifty-five (55) East of the Principal Meridian, Montana, in the City of Glendive, Dawson County, Montana, more particularly described as follows:

Commencing at the Southeast corner of the above said Certificate of Survey Number 702 and the True Point of Beginning; thence along the South line of said Certificate of Survey N89(Degree) 54'W 340.2 feet to the Southwest corner of said Certificate of Survey; thence along the West line of said Certificate of Survey N0(Degree) 06'E 102.5 feet; thence due East 340.2 feet to the East line of said Certificate of Survey; thence along the East line of said Certificate of Survey S0(Degree) 06'W 103.1 feet back to the True Point of Beginning. Said tract of land containing 0.803 acre.

THIS PROPERTY HAS BEEN REPLATTED AS:
Tract One of Block One of the MDU Minor Subdivision Plat in the SW1/4NE1/4 and the NW1/4SE1/4 of Section 24, Township 16 North, Range 55 East, Principal Meridian Montana, in the City of Glendive, Dawson County, Montana, containing
0.803 acre.

FALLON COUNTY, MONTANA

     ITEM 49102. FERTILE PRAIRIE SUBSTATION.

A tract of land situated in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Nineteen (19), Township Seven North (T7N), Range Sixty-one East (R61E), M.P.M., Fallon County, Montana, described as follows:

Beginning at the Southeast section corner, thence N 00(0) 03' 06" E a distance of 30.00 feet; thence N 89(0) 54' 04" W a distance of 30.00 feet to the point of beginning; thence N 89(0) 54' 04" W a distance of 100.0 feet, thence N 00(0) 03' 06" E a distance of 100.0 feet, thence S 89(0) 54'04" E a distance of 100.0 feet, thence S 00(0) 03' 06" W a distance of 100.0 feet to the Point of Beginning. Said tract contains 0.23 acres more or less, according to Certificate of Survey No. 74320 on file in the office of the Fallon County Clerk and Recorder.

ROOSEVELT COUNTY, MONTANA

     ITEM 49103. POPLAR DISTRIBUTION SUBSTATION.

Lots 16 & 17, Block 5, First Addition to Poplar, Montana.

WIBAUX COUNTY, MONTANA

     ITEM 49104. WIBAUX DISTRIBUTION SUBSTATION.

Lots One (1) and Two (2) of Block Six (6) in Job's Subdivision to the Town of Wibaux, MT. Said Lots 1 & 2 of Block 6 in Job's Subdivison are located in W1/2NW1/4 of Section Twelve (12), in Township Fourteen (14) North, Range

Fifty-Nine (59) East of the M.P.M., as described in the Warranty Deed recorded in Book 27 of Deeds, Page 27, on February 22, 1982, Wibaux County records.

     ITEM 49105. HIGHLINE 144 TO WIBAUX.

All of Block 6, Archie Holms Addition to the Town of Wibaux, Wibaux County, Montana.

YELLOWSTONE COUNTY, MONTANA

     ITEM 49106. BILLINGS LOCKWOOD REGULATOR STATION.

A tract of land situated in the Northeast Quarter (NE1/4) of Section 34, Township 1 North, Range 26 East of the Montana Principal Meridian, County of Yellowstone, State of Montana more particularly described as follows:

Tract 2 of Certificate of Survey 2742 amending Tract 3A of Certificate of Survey 1640 Amended, filed on record as Certificate of Survey No. 2742 with the Clerk and Recorder of Yellowstone County on March 1, 1993, as Document No. 1673005. Said Tract 2 contains 0.027 acres.

BOWMAN COUNTY, NORTH DAKOTA

     ITEM 49107. BOWMAN NORTHEAST SUBSTATION.

A tract of land located in the SW1/4NW1/4 of Section 12, T131N, R102W, Bowman County, North Dakota, more particularly described as follows:

Beginning at the Southwest corner of the Northwest Quarter of Section 12; thence N 89(0) 48' 21" E along the South side of said Northwest Quarter a distance of
425.60 feet; thence N 00(0)03'05" W parallel to the West side of said Northwest Quarter a distance of 50.00 feet; thence N 89(0) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 10.00 feet to a pin, this being the Point of Beginning; thence N 00(0)03'05" W parallel to the West side of said Northwest Quarter a distance of 50.00 feet to a pin; thence N 89(0) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 150.00 feet to a pin; thence S 00(0)03'05" E parallel to the West side of said Northwest Quarter a distance of 50.00 feet to a pin; thence S 89(0) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 150.00 feet to the Point of Beginning.

Said tract contains 0.17 acres, more or less.

BURKE COUNTY, NORTH DAKOTA

     ITEM 49108. LARSON DISTRIBUTION SUBSTATION.

Outlot 2, being a tract of land being part of the property described in Warranty Deed Document #144244, Book 89, Page 221, filed at the Burke County Register of Deeds Office, Bowbells, North Dakota, and located in the Northeast 1/4 of
Section 3, Township 162 North, Range 94 West of the Fifth Principal Meridian, Burke County, North Dakota, described as follows:

Having a basis of Azimuth measured clockwise from Northerly AZ 89(0)59'00" from R.O.W. Monument "A" to R.O.W. Monument "B" as shown herein.

More particularly described as beginning at a point on the South right of way line of State Highway #5 and on the North deed line of the property as described in said Doc. #144244, said point being AZ 266(0)53'24" at a distance of 1106.02 ft. from the Northeast corner of said Section 3, said point of beginning being a set #5 rebar with aluminum cap and being the Northeast corner of this survey; thence, AZ 179(0)59'00" at a distance of 100.00 ft. to a set #5 rebar with aluminum cap, the Southeast corner of this survey; thence AZ 269(0)59'00" at a distance of 161.42 ft. to a point on the West deed line of the property described in said Doc. #144244, and also being on the East 33.00 ft. R.O.W. line of County Road #1, being the Main Street of Larson, N.D., and said point being, a set #5 rebar with aluminum cap, the Southwest corner of this survey; thence, AZ 6(0)29'47" along the West deed line of the property as described in said Doc. #144244 a distance of 100.65 ft. to set #5 rebar with aluminum cap, the Northwest corner of this survey; thence, AZ 89(0)59'00" along the North deed line of the property as described in said Doc. #144244 with said line being the South R.O.W. line of said highway #5, a distance of 150.00 ft. to the point of beginning. Containing 0.36 acres more or less.

     ITEM 49109. LIGNITE DISTRIBUTION SUBSTATION.

A Parcel of Land Located in the Southeast 1/4 of the Northeast 1/4 of Section 12, Township 162 North, Range 92 West of the Fifth Principal Meridian, Burke County, North Dakota, more particularly described as follows: Beginning at a Point on the Section Line Right of Way Line, said Point being 842.89 Feet North and 33.00 Ft. West of the East 1/4 Corner of said Section 12, said Point being a Set No. 5 Rebar with Aluminum Cap; Thence at AZ 286(0)27'50" a Distance of

159.79 Feet to a Set No. 5 Rebar with Aluminum Cap; Thence at AZ 16(0)27'50" a distance of 25.00 Feet to the Southwest Corner of Outlot No. 2, said Point being an Existing No. 5 Rebar with Aluminum Cap; Thence at AZ 106(0)27'50" along the South Line of said Outlot No. 2, a Distance of 152.40 Feet to the West Right of Way Line of the East Section Line of said Section 12, the Southeast Corner of Outlot No. 2, said Point being an Existing No. 5 Rebar with Aluminum Cap; Thence at AZ 180(0)00'00" along said West Right of Way Line, Parallel with and 33 Feet West of the East Line of said Section 12, a Distance of 26.07 Feet to the Point of Beginning, Containing 0.09 Acres more or less and shall be known as Outlot No. 3.

     ITEM 49110. LIGNITE STORAGE BUILDING.

Lot 9 of Block 1 of the George A. Moritz Addition to Lignite, North Dakota.

BURLEIGH COUNTY, NORTH DAKOTA

     ITEM 49111. BISMARCK SCHUCHART BUILDING.

All of Lots One (1) and Two (2), the South Seventy-seven feet (S.77') of Lot Three (3), and All of Lots Twenty (20), Twenty-one (21), and Twenty-two (22), Block Ten (10), Tibesar's First Subdivision to the City of Bismarck.

     ITEM 49112. DRISCOLL SUBSTATION.

Lot A of the Southwest Quarter (SW1/4) of Section Fifteen (15), Township 139 North, Range 75 West, Burleigh County, North Dakota, containing 0.23 acres.

DICKEY COUNTY, NORTH DAKOTA

     ITEM 49113. MONANGO - FULLERTON DISTRIBUTION SUBSTATION.

That part of the Southeast corner of Outlot E, of the lettered outlots in the City of Monango, located in the SE1/4SE1/4SE1/4 of Section 8, Township 131 North, Range 63 West, more particularly described as follows:

Commencing at the Southeast corner of Section 8, T131N, R63W; thence N0(0)00'30"E a distance of 309.0 feet; thence N89(0)59'30"W a distance of 33.0 feet to point of West R.O.W.; thence N89(0)59'30"W a distance of 150.0 feet; thence S0(0)00'30"W a distance of 100.0 feet; thence S89(0)59'30"E a distance of

150.0 feet; thence N0(0)00'30"E a distance of 100.0 feet to point of beginning, being 0.34 acres.

DIVIDE COUNTY, NORTH DAKOTA

     ITEM 49114. NOONAN DISTRIBUTION SUBSTATION.

A TRACT OF LAND LOCATED IN FORMER AUDITORS LOT #5, NORTH 1/2 OF THE NORTHEAST 1/4 OF SECTION 4, TOWNSHIP 162 NORTH, RANGE 95 WEST OF THE FIFTH PRINCIPAL MERIDIAN, DIVIDE COUNTY, NORTH DAKOTA.

BEGINNING AT A POINT AT THE NORTHWEST CORNER OF THE PROPERTY AS DESCRIBED IN DOCUMENT #146346, FILED JANUARY 30, 1975 IN BOOK 85 ON PAGE 224 OF DEEDS AT THE DIVIDE COUNTY REGISTER OF DEEDS OFFICE, SAID POINT BEING 350 FT. FROM THE CENTERLINE OF THE MAIN LINE OF THE RAILROAD AND 325 FT. FROM THE WEST RIGHT OF WAY LINE OF THE MAIN STREET OF THE CITY OF NOONAN EXTENDED NORTHERLY, A SET #5 REBAR WITH ALUMINUM CAP, ALSO SAID POINT BEING THE NE CORNER OF THIS SURVEY; THENCE, AZ 168(0)47'23" ALONG THE WEST DEED LINE AS PER DOC. #146346 AT A DISTANCE OF 100.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE SOUTHEAST CORNER OF THIS SURVEY; THENCE, AZ 258(0)47'23" AT A DISTANCE OF 200.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE SOUTHWEST CORNER OF THIS SURVEY; THENCE, AZ 348(0)47'23" AT A DISTANCE OF 100.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE NORTHWEST CORNER OF THIS SURVEY; THENCE, AZ 78(0)47'23" AT A DISTANCE OF
200.00 FT. TO THE POINT OF BEGINNING. CONTAINING 0.46 ACRES MORE OR LESS, AND IS SUBJECT TO ALL EXISTING EASEMENTS. Also described as Auditor's Lot 5D by the Divide County Auditor.

DUNN COUNTY, NORTH DAKOTA

     ITEM 49115. DODGE DISTRIBUTION SUBSTATION.

Lots Two (2) and Three (3) of Block "B" in the City of Dodge, N.D., located in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section 10, Township 144 North, Range 91 West, 5th P.M. in Dunn County, North Dakota.

EMMONS COUNTY, NORTH DAKOTA

     ITEM 49116. LINTON TOWN BORDER STATION.

That part of the Southeast Quarter of the Northeast Quarter of Section 28, Township 133 North, Range 76 West, McCulley Township, Emmons County, North Dakota, being more particularly described as follows:

Commencing at the east quarter corner of said section, thence North, assumed bearing, along the east line of said section, a distance of 412.18 feet; thence West a distance of 99.00 feet to a point on the west right-of-way line of former State Highway 83, said point also being the Point of Beginning of this description; thence continue West a distance of 330.00 feet; thence North, parallel with said right-of-way line, a distance of 165.00 feet; thence East a distance of 330.00 to said right-of-way line, thence South, along said right-of-way line, a distance of 165.00 feet to the Point of Beginning.

GRANT COUNTY, NORTH DAKOTA

     ITEM 49117. CARSON DISTRIBUTION SUBSTATION.

A tract of land located in the Northeast Quarter (NE1/4) of Section 13, Township 135 North, Range 87 West, Grant County, North Dakota, said tract being more fully being described as follows:

Beginning at the East Quarter Corner of said Section 13; thence west along the south line of said NE1/4 a distance of 200 feet; thence north along a line parallel with the east line of the NE1/4 of said Section 13 a distance of 217.8 feet; thence east along a line parallel with the south line of the NE1/4 of said
Section 13 a distance of 200 feet; thence south along the east line of said NE1/4 of Section 13 a distance of 217.8 feet to the point of beginning. Said tract contains 1.0 acre, more or less.

KIDDER COUNTY, NORTH DAKOTA

     ITEM 49118. TAPPEN SUBSTATION.

A parcel of land situated in the Northeast Quarter of the Southeast Quarter (NE4SE4)of Section Nine(9), T-139N., R-71W., of the 5th P.M., Kidder County, North Dakota, more particularly described as follows;

Commencing at the southeast corner of the Southeast Quarter of said Section Nine
(9); thence north along the esat section line of said Section Nine (9), a distance of One Thousand Eight Hundred Fifty-eight (1858) feet; thence at a 90(0) angle west, a distance of One Hundred Sixty (160) feet to the true point of beginning; thence at a 90(0) angle north and parallel to the east section line of said Section Nine (9), a distance of One Hundred Fifty (150) feet; thence at a 90(0) angle east, a distance of One Hundred (100) feet; thence at a 90(0) angle south and parallel to the east section line of said Section Nine
(9), a distance of One Hundred Fifty (150) feet; thence at a 90(0) angle west, a distance of One Hundred (100) feet to the true true point of beginning. Said parcel contains 0.344 Acres or less, as depicted on the Certificate of Survey.

MCKENZIE COUNTY, NORTH DAKOTA

     ITEM 49119. WATFORD CITY DISTRIBUTION SUBSTATION.

                                Parcel No. 11A-2.

     The east 50.0 ft. of Lot 2, Block 6, and Lot 1, Block 6 (except the east
50.0 ft.) Sax Addition to the city of Watford City, North Dakota, lying in the NE1/4of Sec. 24, Twp. 150 N., Rge. 99 W., 5th P.M., excepting a strip of land
170.0 ft. wide lying on the southerly side of the following-described highway centerline as surveyed and staked over and across said NE1/4, said strip and centerline begin on the west line of said NE1/4where said centerline is located
474.12 ft. north of the southwest corner of said NE1/4, thence running N80(0)06'26"E a distance of 839.57 ft., thence along a 300.0 ft. spiral of a 1(0)30' curve to the right a distance of 300.0 ft., thence along a 1(0)30' curve to the right a distance of 349.56 ft., thence along a 300.0 ft. spiral of a

1(0)30' curve to the right until said strip crosses the east line of said Lot 1, Block 6 (except the east 50.0 ft.) Tract is shown on the plat as Parcel No. 11A-2 and contains 0.218 acres (9,496 sq. ft.).

MORTON COUNTY, NORTH DAKOTA

     ITEM 49120. MANDAN DISTRIBUTION SUBSTATION.

A tract of land in Lot "A" of Outlot #1 in the East One-half Southeast Quarter (E1/2SE1/4) of Section 27, Township 139 North, Range 81 West of the 5th Principal Meridian, Morton County, North Dakota, more particularly described as follows:

Beginning at the intersection point of the west line of 6th Avenue Southeast and the north line of 1st Street Southeast as said streets are surveyed and platted within said Section 27; thence in a northerly direction along said west line of 6th Avenue Southeast on an azimuth of 000(degree)00'00" a distance of 217.46 feet; thence in a westerly direction on an azimuth of 269(degree)18'30" a distance of 202.18 feet; thence in a southerly direction on an azimuth of 179(degree)58'10" a distance of 218.60 feet to said north line of 1st Street Southeast; thence in an easterly direction along said north line of 1st Street Southeast on an azimuth of 088(0)59'07" a distance of 202.08 feet to the point of beginning.

     ITEM 49121. MANDAN DISTRIBUTION SUBSTATION.

Lot 4, Block 2 of Dan's Super Market Addition to the City of Mandan, North
Dakota.

     ITEM 49112. GLEN ULLIN DISTRICT OFFICE.

Lots 10, 11, 12, and 13, Block 11, in the Original Town, now City of Glen Ullin.

     ITEM 49123. NEW SALEM DISTRIBUTION SUBSTATION.

Lot 1 of Auditor's Lot "B" of the SW1/4 of Section 15, Township 139 North, Range 85 West of the Fifth Principal Meridian, described as follows: Beginning at the southwest corner of Auditor's Lot "B" of the SW1/4 of Section 15, Township 139 North, Range 85 West; thence South 88(0)52'56" East along the south boundary line of said Auditor's Lot "B" a distance of 33.01 feet to the true point of beginning, thence North 00(0)00'00" East, parallel to the west boundary line of said Auditor's Lot "B", a distance of 162.64 feet to the southwest corner of

Tract "A" of the SW1/4 of the SW1/4 of Section 15; thence North 90(0)00'00" East along the south boundary line and the easterly extended south boundary line of said Tract "A" a distance of 100.00 feet; thence South 00(0)00'00" West a distance of 164.60 feet to the south boundary line of the aforementioned Auditor's Lot "B"; thence North 88(0)52'56" West along said south boundary line a distance of 100.02 feet to the true point of beginning. Said tract of land containing 0.38 acres, more or less.

STARK COUNTY, NORTH DAKOTA

     ITEM 49124. GLADSTON DISTRIBUTION SUBSTATION.

A parcel of land located in the SE1/4SE1/4SW1/4, Section 5 Township 139 North, Range 94 West of the Fifth Principal Meridian, Stark County, State of North Dakota, being more specifically described as follows:

Beginning at the South Quarter Corner of said Section 5; thence on an azimuth of 270(degree)00'00" along the south line of said Section a distance of 100.00 feet to a point on the north-south right-of-way line of United States Interstate No. 94, being the True Point of Beginning; thence on an azimuth of 000(degree)11'25" along said right-of-way line a distance of 140.00 feet; thence on an azimuth of 270(degree)00'00" a distance of 80.00 feet; thence on an azimuth of 180(degree)11'25" a distance of 140.00 feet to a point on the south line of said
Section 5; thence on an azimuth of 090(degree)00'00" along said south line a distance of 80.00 feet to the True Point of Beginning.

Said parcel contains 0.26 Acres.

     ITEM 49125. DICKINSON BROADWAY SUBSTATION.

Lot 2, Block 2 of Glacier Park Addition to the City of Dickinson, Stark County, North Dakota, according to the plat filed thereof.

     ITEM 49126. DICKINSON WAREHOUSE SITE.

CORRECTED DESCRIPTION: (INCORRECT DESCRIPTION IN 46TH, 47TH, AND 48TH SUPPLEMENTAL INDENTURES - ITEM NUMBERS 46101, 47101, AND 48101 - RECORDED IN
1992)

A tract of land located in Green Acres Addition to the City of Dickinson, located in the Northwest Quarter (NW1/4) of Section 9, Township 139 North, Range

96 West of the 5th P.M., Stark County, North Dakota, more particularly described as follows:

     BEGINNING at a point on the west line of said NW1/4 a distance of 791.0 feet south of the northwest corner of said NW1/4, thence east along a line parallel to the north line of said NW1/4 a distant of 650.0 feet to the true point of beginning; thence north along a line parallel to the west line of said NW1/4 a distance of 291.0 feet, thence east along a line parallel to the north line of said NW1/4 a distnace of 578.8 feet; thence south along a line parallel to the west line of said NW1/4 a distance of 291.0 feet, thence west along a line parallel to the North line of said NW1/4 a distance of 578.8 feet more or less to the true point of beginning.

WILLIAMS COUNTY, NORTH DAKOTA

     ITEM 49127. TIOGA DISTRIBUTION SUBSTATION.

Lots 10 and 11, Block 18, Simon's Addition, City of Tioga

     ITEM 49128. TIOGA DISTRICT OFFICE.

Lot Twelve (12) in Block Eighteen (18) of Simon's Addition to the Village (now
City) of Tioga, North Dakota, according to the recorded plat thereof.

     ITEM 49129. WILLISTON SERVICE CENTER (ADDITIONAL LAND).

That part of the East one-half (E1/2) of the vacated 12th Avenue West which adjoins Lot 6, Block 11, Wittmeier Second Addition to the City of Williston.

CAMPBELL COUNTY, SOUTH DAKOTA

     ITEM 49130. ARTAS DISTRIBUTION SUBSTATION.

Tract U-1, Beck Addition to Campbell County, South Dakota, located in the Southeast Quarter of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4SE1/4) of Section 20, Township 128 North, Range 74 West of the 5th Principal Meridian.

EDMUNDS COUNTY, SOUTH DAKOTA

     ITEM 49131. BOWDLE BORDER STATION.

A tract of land located in the NE1/4NE1/4NE1/4NE1/4, Section 20, Township 123 North, Range 73 West, 5th P.M., more particularly described as follows:

     Tract U-1, M.D.U. Addition to Edmunds County, South Dakota, which plat is filed in the office of the Edmunds County Register of Deeds.

HUGHES COUNTY, SOUTH DAKOTA

     ITEM 49132. PIERRE REGULATOR STATION.

Lot AR2, being a part of the North Half of the Southeast Quarter of the Southeast Quarter (N1/2SE1/4SE1/4) of Section Twenty seven (27), in Township One Hundred Eleven (111), Range Seventy-nine (79), West of the 5th P.M., Hughes County, South Dakota.

     ITEM 49133. PIERRE NORTH BORDER STATION.

Lot 7 of Hunsley's Outlot located in the SE1/4 of Section 18, Township 111 North, Range 78 West of the Fifth Principal Meridian.

POTTER COUNTY, SOUTH DAKOTA

     ITEM 49134. HOVEN SUBSTATION.

MDU Substation Tract located in the Southeast 1/4 of the Southwest 1/4 of
Section 4, Township 120 North, Range 74 West of the Fifth Principal Meridian.

SULLY COUNTY, SOUTH DAKOTA

     ITEM 49135. ONIDA GAS DISTRIBUTION STATION.

Montana-Dakota Utilities Co. Lot 1, a Subdivision of Outlot D, located in the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section 11, Township 114 North, Range 77 West of the 5th Principal Meridian.

     ITEM 49136. AGAR BORDER STATION.

A tract of land located in the Northwest Quarter of the northwest Quarter (NW1/4NW1/4) of Section Twenty-five (25), T-116N., R-77W., of the 5th P.M. as described in the following; From the Northwest corner of said Section Twenty-five at a bearing of S 0(0)00'00"E a distance of Fifty-eight point five (58.50) feet, thence S 89(0)23'31" E., Thirty-three (33) feet to the point of beginning, thence along the same bearing, Fifty (50) feet, thence S 0(0)00'00"E., Fifty (50) feet, thence S 89(0)23'31" W., Fifty (50) feet, thence
N 0(0)00'00"E., Fifty (50) feet to the point of beginning, said tract to be known as Montana-Dakota Utilities Co. Lot 1.

WALWORTH COUNTY, SOUTH DAKOTA

     ITEM 49137. GLENHAM GAS DISTRIBUTION STATION.

Tract U-1, Hoffman Addition to Glenham, in Milwaukee Land Company's Plat of Lot Three (3), of Outlot C to the Town of Glenham, South Dakota.

     ITEM 49138. SELBY BORDER STATION.

Tract U-1, MDU Addition to Walworth County, South Dakota, located in the NW1/4, Lot 4, Section 5, Township 123N, Range 76W of the 5th P.M.

     ITEM 49139. MOBRIDGE GARAGE SITE.

Lot Fifteen D (15D), Block Eleven (11), Original Plat of the City of Mobridge, South Dakota.

     ITEM 49140. MOBRIDGE GARAGE SITE.

Lot Fifteen C (15C), Block Eleven (11), Original Town (Now City) of Mobridge, South Dakota.

     ITEM 49141. MOBRIDGE BORDER STATION.

Tract U-1, M.D.U. Addition to Walworth County, located in the NW1/4NW1/4NW1/4 of
Section 27, Township 124 North, Range 79 West of the 5th P.M.

SHERIDAN COUNTY, WYOMING

     ITEM 49142. SHERIDAN SOUTHWEST SUBSTATION.

Tract "B": A tract of land situated in the SW1/4SE1/4 of Section 8, Township 55
---------
North, Range 84 West of the Sixth Principal Meridian, Sheridan County, Wyoming; more particularly described as follows: Beginning at a point which bears N 0(0)06'16" W a distance of 132.0 feet from the South 1/4 corner of said Section 8; thence N 0(0)06'16" W for a distance of 500.00 feet; thence S 89(0)41'47" E for a distance of 597.33 feet; thence S 0(0)06'16" E for a distance of 500.00 feet; thence N 89(0)41'47" W for a distance of 597.33 feet to the point of beginning. Said tract of land contains 6.856 acres.

     ITEM 49143. SHERIDAN REGULATOR STATION.

A tract of land lying in the Northeast Quarter (NE1/4) of Section Twenty-six
(26), Township Fifty-six (56) North, Range Eighty-four (84) West of the 6th Principal Meridian; more particularly described as follows:

Beginning at the center of the NE1/4 of said Section 26; thence in a Westerly direction along the East-West 1/16th line (also the right-of-way line of Interstate Highway No. 90) a distance of 85 feet; thence North 0(0)23' West, along the West right-of-way line of Interstate Highway No. 90, a distance of 670 feet, more or less to the intersection of the West right-of-way line of Interstate Highway No. 90 and the South right-of-way line of State Highway No. 1704, and the True Point of Beginning; thence at an angle of 78(0)37' to the left, along a 3(0) curve to the right, (also the South right-of-way line of State Highway No. 1704) a distance of 51 feet; thence South 0(0)23' East a distance of 60.8 feet; thence North 89(0)37' East a distance of 50 feet; thence North 0(0)23' West along the West right-of-way line of Interstate Highway No. 90 a distance of 50 feet to the True Point of Beginning.

Said tract of land contains 0.06 acres more or less.